UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  January 27, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 27, 2006, TRC Companies, Inc. (the “Company”) determined that it will restate previously issued financial statements of the Company for fiscal years 2001 through 2004 and the fiscal quarters ended September 30, 2004, December 31, 2004 and March 31, 2005 to correctly account for certain components of the Company’s Exit Strategy® contracts.

Under Exit Strategy contracts, the contract price is paid to an insurer which then pays the Company as work is performed.  These proceeds, less any insurance premiums to cover potential cost overruns and other factors, are held by the insurer and used to pay the Company as work is performed.  The arrangement with the insurer provides for a growth factor to be applied to the funds held by the insurer.  When determining contract revenue the Company had considered that growth as an escalation to the contract price to be recognized as work is performed on the contract under the percentage of completion method.  Revenue and income have consistently been reported on that basis in the Company’s financial statements for a number of years.  It has now been determined that the growth factor should be accounted for as interest income rather than contract escalation and that any proceeds from an Exit Strategy insurance policy beyond the customer’s initial deposit and growth thereon should be accounted for as an insurance recoverable rather than contract revenue as previously reported.  Additionally, it has been determined that the net proceeds held by the insurer and growth thereon should be recorded as an asset on the Company’s balance sheet, with a corresponding liability.  At June 30, 2005, that asset and corresponding liability is estimated to be $126 million.

This is a non-cash restatement, and, although the full impact is still being determined, the Company currently anticipates that the cumulative impact of the restatement will be to reduce previously reported net income in the range of approximately $8 to $10 million, and cumulative EPS in the range of approximately $0.50 to $0.65 per share over the periods described above, or by roughly 12% to 16%.  The Company is currently determining what portion of these total amounts will be adjusted in each year or interim period.  These restatement adjustments relate to the timing but not the ultimate amount of revenue, interest, insurance recoveries and related costs to be recognized under the contracts.  Accordingly, the entire amount of the adjustment will be recognized by the Company in the future, but over a longer period.

The Company expects to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, which will reflect the restatements described above, by March 15, 2006.  As a result of the need to restate previously issued financial statements, the previously issued financial statements for the periods described above and related Reports of Independent Registered Public Accounting Firm for the corresponding periods should no longer be relied upon.  The Audit Committee of the Company’s Board of Directors and senior management of the Company have discussed this matter with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2006	TRC Companies, Inc.

	By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and Chief Financial Officer